Galena Biopharma Reports Second Quarter 2017 Financial Results

San Ramon, California, August 14, 2017- Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs, today reported its financial results for the quarter ended June 30, 2017.

“Last week we made a transformative announcement to merge with SELLAS Life Sciences Group in what we believe is the best option for our stockholders,” said Stephen F. Ghiglieri, Interim Chief Executive Officer and Chief Financial Officer. “We reached out to hundreds of companies through our financial advisor during our review of strategic alternatives; and, after considerable effort and evaluation of alternative options, we chose SELLAS due to our belief that the combination of our two development pipelines gives our stockholders the best opportunity for a potential return on their investment in Galena.”

Mr. Ghiglieri continued, “Our assets are synergistic with the SELLAS pipeline, and their galinpepimut-S (GPS) program has unique advantages for a cancer vaccine that we believe will make a significant impact in the cancer immunotherapy space. GPS is targeting Wilm’s Tumor 1, or WT1, which is ranked as a leading antigen by the National Cancer Institute and is present in over 25 different cancer types, giving GPS a potentially broad therapeutic opportunity. Unlike NeuVax, GPS is not HLA restrictive which broadens the eligible patient population; and, it has the ability to activate both CD4+ and CD8+ T cells to expand the immune response. And, finally, the ongoing and planned combination trials with the GPS vaccine and checkpoint inhibitors are part of the next treatment paradigm in cancer immunotherapy. Once the proposed merger is approved, GPS will be the lead program moving forward.”

“Additionally, SELLAS is committed to supporting the three, ongoing NeuVax™ (nelipepimut-S) investigator sponsored trials through the end of 2019 and will evaluate the GALE-401 and GALE-301/GALE-302 programs for possible internal development or partnering to deliver value from those programs to our stockholders as well. The combined company has a series of near term milestones which could be significant value creating opportunities, including the interim efficacy readout from the NeuVax Phase 2b trial in HER2 1+/2+ patients, data readouts from two of the GPS trials, and planned trial initiations for GPS in several indications,” added Mr. Ghiglieri.

Mr. Ghiglieri concluded, “The merger with SELLAS and the steps involved in completing this merger, including a reverse split of our stock, are necessary to ensure that the combined entity continues to be listed on the NASDAQ Capital Market and has sufficient access to capital to realize the value of the various clinical programs. I understand this has been a long and challenging road for many Galena stockholders. Our management and board undertook a diligent effort to reach this point of combining with SELLAS, and we believe the participation in the combined company offers multiple opportunities for value creation in the coming quarters. We firmly believe that the promise of the SELLAS assets, combined with its strong leadership team, and a new board of directors, offer the best opportunity to maximize Galena’s value.”

FINANCIAL REVIEW

Operating loss from Galena’s development programs and general and administrative expenses, classified as continuing operations, during the three months ended June 30, 2017 was $4.9 million, including $0.2 million in non-cash stock-based compensation, compared to an operating loss from continuing operations of $9.3 million, including $0.6 million in non-cash stock-based compensation for the same period in 2016. Operating loss for the first half of 2017 was $10.0 million, including $0.4 million in non-cash stock-based compensation, compared to an operating loss from continuing operations of $18.3 million, including $1.3 million in non-cash stock-based compensation for the same period in 2016.

Loss from continuing operations for the second quarter of 2017 was $7.1 million, or $0.19 per basic and diluted share, including $2.2 million in non-operating expense. Income from continuing operations for the second quarter of 2016 was $8.3 million, or $0.91 and $0.90 per basic and diluted share, respectively, including $17.6 million in non-operating income. Loss from continuing operations for the first half of 2017 was $9.4 million, or $0.29 per basic and diluted share, including $0.6 million in non-operating income. Loss from continuing operations for the first half of 2016 was $4.8 million, or $0.13 per basic and diluted share, including a $13.4 million in non-operating income.

Loss from discontinued operations from Galena's former commercial business for the second quarter of 2017 was $1.3 million, or $0.03 per basic and diluted share, compared to $2.9 million, or $0.32 per basic and diluted share, for the same period of 2016. Loss from discontinued operations for the first half of 2017 was $10.7 million, or $0.34 per basic and diluted share, compared to $6.3 million, or $0.17 per basic and diluted share, for the same period of 2016. Loss from discontinued operations during the first half of 2017 includes an accrual for a one-time $7.5 million civil payment settlement, which was recognized in the first quarter of 2017 in current liabilities of discontinued operations, related to the oral agreement in principle with the U.S. Attorney’s Office for the District of New Jersey (USAO NJ) and the Department of Justice (DOJ). The final terms and details of this settlement are subject to change pending the completion and execution of a definitive settlement agreement among Galena and the USAO NJ and DOJ. The agreement is anticipated to be a global settlement encompassing any potential claims that might be made by state and federal agencies. There is no assurance that the Galena will be able to complete a definitive settlement agreement on the final terms of the oral agreement in principle including its financial impact or any future adjustment to the financial statements.

Net loss for the second quarter of 2017 was $8.4 million, or $0.22 per basic and diluted share, compared to net income of $5.4 million, or $0.59 and $0.58 per basic and diluted share, respectively, for the same period of 2016. Net loss for the first half of 2017 was $20.1 million, or $0.63 per basic and diluted share, compared to $11.1 million, or $0.30 per basic and diluted share, for the same period of 2016.

Galena had cash and cash equivalents of approximately $18.1 million as of June 30, 2017, compared with $18.1 million as of December 31, 2016. During the first half of 2017 Galena used $20.0 million in operating activities offset by $15.5 million in net proceeds from issuance of common stock and warrants to purchase common stock in February 2017 and $4.5 million in redemptions of the debenture paid by Galena in shares of common stock which facilitated the release of restricted cash in the same amount.

SECOND QUARTER AND RECENT HIGHLIGHTS

Operational Highlights

Positive Interim Safety Data on the NeuVax™ (nelipepimut-S) Clinical Trial in Combination with Trastuzumab in High-Risk HER2 3+ Patients
In April 2017, a poster was presented on the NeuVax investigator-sponsored Phase 2 clinical trial in high-risk, HER2 3+ patients at the American Association for Cancer Research (AACR) Annual Meeting 2017 in Washington, DC. The Phase 2 is a multi-center, prospective, randomized, single-blinded, placebo-controlled trial combining NeuVax and trastuzumab in the adjuvant setting to prevent recurrence in HER2-positive (HER2 3+) breast cancer patients. The poster, entitled, “Pre-specified interim analysis in a prospective, randomized phase II trial of trastuzumab vs trastuzumab + NeuVax to prevent breast cancer recurrence in HER2+ breast cancer patients,” presented the interim safety analysis that was initiated after enrollment of the 50th patient in the trial (vaccine group (VG) n=22, control group (CG) n=28). The analysis demonstrated that the agent is well tolerated with no increased cardiotoxicity associated with giving NeuVax in combination with trastuzumab.

Corporate Highlights

Entry into Merger Agreement with SELLAS Life Sciences Group
On August 8, 2017, Galena and SELLAS Life Sciences Group Ltd, a privately-held, oncology-focused, clinical stage biopharmaceutical company, jointly announced they entered into an all stock definitive merger agreement under which SELLAS will merge into and become an indirect, wholly-owned subsidiary of Galena. The combined company will be renamed SELLAS Life Science Group, Inc. The proposed merger, if completed, will result in a combined company focused on the development of novel treatments for cancer. The proposed merger is expected to close in the fourth quarter of 2017, subject to the approval of Galena stockholders and other customary closing conditions.

Reached Binding Term Sheet in In Re Galena Biopharma, Inc.
As reported on its Current Report of Form 8-K filed on July 28, 2017, Galena entered into a binding settlement term sheet to settle the litigation currently pending in the Court of Chancery of the State of Delaware, captioned In re Galena Biopharma, Inc., C . A . No. 2017 - 0423 - JTL. The settlement resolves the putative stockholder class action claims against the defendants, Galena and/or certain of its current and former officers and directors, as well as Galena’s petition to validate certain corporate actions. The settlement will not become effective until approved by the court. Under the terms of the settlement, the class will receive a settlement payment of $1.3 million, in addition to attorney fees in an amount to be approved. The settlement payment of $1.3 million consists of $50,000 in cash to be paid by the defendants or their insurers and $1,250,000 in unrestricted shares of the Galena’s common stock pursuant to the terms and conditions of the settlement. Any amounts awarded by the Court for attorneys’ fees will be paid in part by the settlement fund and in part by the Company’s insurance carriers.

Reached Agreement in Principle with the U.S. Attorney’s Office for the District of New Jersey (USAO NJ) and the Department of Justice (DOJ)
In its Annual Report on Form 10-K filed on May 10, 2017, Galena previously announced it had reached an oral agreement in principle with USAO NJ and DOJ regarding the material terms of a settlement related to the USAO NJ and DOJ's investigation. The final terms and details of this settlement are subject to change pending the completion and execution of a definitive civil settlement agreement among Galena and the USAO NJ and DOJ as well as the settlement of any claims that might be made by state agencies and federal agencies such as U.S. Department of Defense, the Office of Personnel Management, the Office of Inspector General for the U.S. Department of Health and Human Services. The agreement in principle involves a non-criminal resolution and a civil payment, the terms of which are being negotiated with the USAO NJ and DOJ, of approximately $7.5 million, plus interest accrued since the date of reaching an agreement in principle, in return for a release of government claims in connection with the investigation.

Settlement with the Securities and Exchange Commission
In December 2016, Galena and its former CEO, Mark Ahn, reached an agreement in principle to a proposed settlement that would resolve an investigation by the staff of the Securities and Exchange Commission (SEC) involving conduct in the period 2012-2014 regarding the commissioning of internet publications by outside promotional firms. On April 10, 2017, the SEC made an announcement that marks a formal conclusion to the SEC investigation of Galena.

GALENA BIOPHARMA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$2,044	$6,175	$4,406	$11,618
General and administrative	2,867	3,117	5,593	6,642
Total operating expenses	4,911	9,292	9,999	18,260
Operating loss	(4,911)	(9,292)	(9,999)	(18,260)
Non-operating income (expense):
Litigation settlements	(1,300)	(1,800)	(1,300)	(1,800)
Change in fair value of warrants potentially settleable in cash	(185)	14,392	3,707	10,520
Interest expense, net	(687)	(519)	(1,660)	(611)
Change in fair value of the contingent purchase price liability	(19)	5,497	(132)	5,327
Total non-operating income (expense), net	(2,191)	17,570	615	13,436
Income (loss) from continuing operations	$(7,102)	$8,278	$(9,384)	$(4,824)
Discontinued operations
Loss from discontinued operations	(1,302)	(2,889)	(10,738)	(6,280)
Net loss	$(8,404)	$5,389	$(20,122)	$(11,104)
Net income (loss) per common share, basic:
Basic net income (loss) per share, continuing operations	$(0.19)	$0.91	$(0.29)	$(0.13)
Basic net loss per share, discontinued operations	$(0.03)	$(0.32)	$(0.34)	$(0.17)
Basic net income (loss) per share	$(0.22)	$0.59	$(0.63)	$(0.30)
Weighted-average common shares outstanding, basic	37,421,273	9,101,730	31,944,243	9,035,173

Net income (loss) per common share, diluted:
Diluted net income (loss) per share, continuing operations	$(0.19)	$0.90	$(0.29)	$(0.13)
Diluted net loss per share, discontinued operations	$(0.03)	$(0.32)	$(0.34)	$(0.17)
Diluted net income (loss) per share	$(0.22)	$0.58	$(0.63)	$(0.30)
Weighted-average common shares outstanding, diluted	37,421,273	9,273,867	31,944,243	9,035,173

GALENA BIOPHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(Amounts in thousands)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$18,073	$18,083
Restricted cash	13,597	18,022
Prepaid expenses and other current assets	434	581
Current assets of discontinued operations	189	813
Total current assets	32,293	37,499
Equipment and furnishings, net	148	199
In-process research and development	12,864	12,864
GALE-401 rights	9,255	9,255
Goodwill	5,898	5,898
Deposits	96	96
Total assets	$60,554	$65,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385	$840
Accrued expense and other current liabilities	2,634	4,292
Litigation settlement payable	1,300	950
Fair value of warrants potentially settleable in cash	8,510	1,860
Current portion of long-term debt	13,025	16,397
Current liabilities of discontinued operations	8,685	6,059
Total current liabilities	34,539	30,398
Deferred tax liability, non-current	5,661	5,661
Contingent purchase price consideration, net of current portion	1,227	1,095
Total liabilities	41,427	37,154
Stockholders’ equity	19,127	28,657
Total liabilities and stockholders’ equity	$60,554	$65,811

About Galena Biopharma

Galena Biopharma, Inc. is a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs. Galena’s pipeline consists of multiple mid-to-late-stage clinical assets led by its hematology asset, GALE-401, and its novel cancer immunotherapy programs including NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. For more information, visit www.galenabiopharma.com.

Additional Information about the Proposed Merger between Galena Biopharma, Inc. and SELLAS Life Sciences Group Ltd and Where to Find It

In connection with the proposed merger, Galena Biopharma, Inc. and SELLAS Life Sciences Group Ltd intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a proxy statement / prospectus / information statement. Galena and SELLAS will mail the final proxy statement / prospectus / information statement to their respective stockholders. Investors and stockholders of Galena and SELLAS are urged to read these materials when they become available because they will contain important information about Galena, SELLAS and the proposed merger. The proxy statement / prospectus / information statement and other relevant materials (when they become available), and any other documents filed by Galena with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, copies of the documents filed with the SEC by Galena will be available free of charge on the Company’s website at www.galenabiopharma.com (under “Investors” - “Financials”) or by directing a written request to: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583, Attention: Investor Relations or by email to: ir@galenabiopharma.com. Investors and stockholders are urged to read the proxy statement / prospectus / information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Galena and its directors and executive officers and SELLAS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Galena in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement /prospectus /information statement referred to above. Additional information regarding the directors and executive officers of Galena is also included in Galena’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2017. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Galena at the addresses provided above.

Forward-Looking Statements

This press release contains statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward looking nature identify forward-looking statements for purposes of the federal securities laws and otherwise. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. There are or will be important factors that could cause actual results to differ materially from those indicated in these statements. These forward-looking statements include, but are not limited to, statements regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of the proposed merger; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed merger; expectations regarding the resources of the combined company; the combined company’s ability to successfully initiate and complete clinical trials; anticipated milestones; the nature, strategy and focus of the combined company; and the development potential of any product candidates of the combined company; . The combined company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed merger through the process being conducted by Galena and SELLAS, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by SELLAS’ intellectual property, risks related to the drug discovery and the regulatory approval process and the impact of competitive products and technological changes. Further, such statements included, but are not limited to, statements about the evaluation of strategic alternatives, the timetable for completing the evaluation of strategic alternatives, the progress of the development of Galena’s product candidates, patient enrollment in our clinical trials, the progress and timing of our development activities, Galena’s current and prospective financial condition, liquidity and access to capital, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, projected market opportunities for product candidates, future expectations, plans and prospects for the final agreements among the U.S. Attorney’s Office for the District of New Jersey (“USAO NJ”) and the Department of Justice (“DOJ”) and the Company, the settlement terms among USAO NJ, DOJ and the Company, the settlement of any claims that might be made by state agencies in the future, the settlement terms with federal agencies such as U.S. Department of Defense, the Office of Personnel Management, the Office of Inspector General for the U.S. Department of Health and Human Services, and other future events or that otherwise relate to future periods. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year filed with the SEC on March 15, 2017, and the Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2017 and in subsequently filed Form 10-Qs. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(925) 498-7709
ir@galenabiopharma.com

Source: Galena Biopharma, Inc.